Exhibit 1A-2.A

California Secretary of State

Business Programs Division
1500 11th Street, Sacramento, CA 95814

PLANT CAPITAL LLC
69846 BLUEGRASS WAY
CATHEDRAL CITY, CA 92234

Initial Business Filing Approved

April 4, 2023

Entity Name: PLANT CAPITAL LLC
Entity Type: Limited Liability Company - CA
Entity No.: 202356216765
Document Type: Initial Filing
Document No.: 202356216765
File Date: 03/28/2023

Congratulations! The above referenced document has been approved and filed with the California Secretary of State. To access free copies of filed documents, go to **biz**fileOnline.sos.ca.gov and enter the entity name or entity number in the Search module.

What's Next?

Be sure to review the Welcome Letter for key information and contacts you may need.

Corporations and limited liability companies must file a Statement of Information **within 90 days** of the initial filing and annually or every other year, thereafter. For additional resources, view Starting A Business Checklist for key steps you may need to take when launching a business in California.

For further assistance, contact us at (916) 657-5448 or visit **biz**fileOnline.sos.ca.gov.

bizfile CALIFORNIA

Thank you for using **biz**file California, the California Secretary of State's business portal for online filings, searches, business records, and additional resources.

California Secretary of State

Business Programs Division
1500 11th Street, Sacramento, CA 95814

Request Type: Certified Copies
Entity Name: PLANT CAPITAL LLC
Formed In: CALIFORNIA
Entity No.: 202356216765
Entity Type: Limited Liability Company - CA

Issuance Date: 04/04/2023
Copies Requested: 1
Receipt No.: 003891800
Certificate No.: 097287437

Document Listing

Reference #	Date Filed	Filing Description	Number of Pages
B1463-9446	03/28/2023	Initial Filing	1

** **** ****** ******** End of list ******** ****** **** **

I, SHIRLEY N. WEBER, PH.D., California Secretary of State, do hereby certify on the Issuance Date, the attached document(s) referenced above are true and correct copies and were filed in this office on the date(s) indicated above.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California on April 04, 2023.

SHIRLEY N. WEBER, PH.D.
Secretary of State

To verify the issuance of this Certificate, use the Certifcate No. above with the Secretary of State Certification Verification Search available at bizfileOnline.sos.ca.gov.

Page 1 of 2

B1463-9445 03/28/2023 5:00 PM Received by California Secretary of State

Secretary of State
Articles of Organization
Limited Liability Company (LLC)

LLC-1

For Office Use Only

-FILED-

File No.: 202356216765

Date Filed: 3/28/2023

Processing Fee: $0 - The processing fee is waived for submissions submitted July 1, 2022 - June 30, 2023.

P

Certification Fee (Optional) - $5.00

Note: The annual minimum $800 tax to the California Franchise Tax Board remains due and is not subject to the processing fee waiver. For more information, go to ftb.ca.gov.

This Space For Office Use Only

1. Limited Liability Company Name (Must contain an LLC identifier such as LLC or L.L.C. "LLC" will be added, if not included.)

PLANT CAPITAL LLC

2. Business Addresses

a. Initial Street Address of Designated Office in California - Do not enter a P.O. Box	City (no abbreviations)	State	Zip Code
6680 Lockheed Dr. Ste 101	Redding	CA	96002
b. Initial Mailing Address of LLC, if different than item 2a	**City (no abbreviations)**	**State**	**Zip Code**
69846 Bluegrass Way	Cathedral City	CA	92234

3. Service of Process (Must provide either Individual OR Corporation.)

INDIVIDUAL – Complete Items 3a and 3b only. Must include agent's full name and California street address.

a. California Agent's First Name (if agent is not a corporation)	Middle Name	Last Name	Suffix
Andrew	J	Milks	

b. Street Address (if agent is not a corporation) - Do not enter a P.O. Box	City (no abbreviations)	State	Zip Code
69846 Bluegrass Way	Cathedral City	CA	92234

CORPORATION – Complete Item 3c. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 3a or 3b

4. Management (Select **only** one box)

The LLC will be managed by:

☑ One Manager ☐ More than One Manager ☐ All LLC Member(s)

5. Purpose Statement (Do not alter Purpose Statement)

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

6. By signing, I affirm under penalty of perjury that the information herein is true and correct and that I am authorized by California law to sign.

Additional signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this Form LLC-1. (All attachments should be 8 ½ x 11, one-sided, legible and clearly marked as an attachment to this Form LLC-1.)

[signature] Andrew J Milks

Organizer sign here — Print your name here

LLC-1 (REV 07/2022)

2022 California Secretary of State
bizfileOnline.sos.ca.gov

Certificate Verification No.: 097287437 Date: 04/04/2023

California Secretary of State

Business Programs Division
1500 11th Street, Sacramento, CA 95814

Thank You for Doing Business in California

Congratulations on your new business registration with the California Secretary of State (SOS).

What's next?

1. **Resources for Businesses Just Starting** – The Secretary of State provides additional business resources at **bizfile.sos.ca.gov** to help guide you through the process of starting your business, including:
   - Starting A Business Guide & Checklist – *www.sos.ca.gov/business-programs/business-entities/starting-business-checklist/* for key steps you may need to take when launching a business in California.
   - SOS Business Resources – *www.sos.ca.gov/business/be/resources* for a list of agencies you may need to contact to ensure proper compliance with California state law.

2. **Corporations and Limited Liability Companies Can File SOS Statement of Information Online** – For faster service, file your initial Statement of Information and any future Statements of Information anytime online by logging into your **biz**file Online account at **bizfile**Online.sos.ca.gov. To file, select the Statement of Information document, complete and submit online. Statements by Common Interest Development Association also can be filed online with your Statement of Information.

   You are required to file a Statement of Information **within the first 90 days** of registering your business with the SOS and you are statutorily required to maintain your business by filing a Statement of Information, either every year for stock corporations or every other year for nonprofit corporations and LLCs, before the end of the calendar month of the original registration date. Please see the table below for your specific entity type. NOTE: You may be assessed a $250 penalty for not filing your Statement of Information.

Entity Type (Jurisdiction)	Initial Due Date	Frequency of Filing
All Stock Corporations (California)	Within 90 Days	Annually
Out-of-State Corporations	Within 90 Days	Annually
Credit Unions	Within 90 Days	Annually
Agricultural Cooperatives (California)	Within 90 Days	Annually
Cannabis Cooperative Associations	Within 90 Days	Annually
General Cooperatives	Within 90 Days	Every other year
Nonprofit Corporations (California)	Within 90 Days	Every other year
Nonprofit Corporations - Common Interest Development*	Within 90 Days	Every other year
Limited Liability Companies	Within 90 Days	Every other year
All Other Business Entity Types	Statement of Information Not Required	

* Corporations formed as a Common Interest Development must file a Statement by Common Interest

Page 2 of 3 Development with their Statement of Information. 3. Franchise Tax Board (FTB) Tax Filing -Once your entity is registered with the SOS, you are required to file a tax return with FTB for each taxable year, even if you are not conducting business or have no income. Contact FTB at www.ftb.ca.gov or (800) 852-5711 for forms and requirements concerning franchise taxes or income taxes. Be aware, if you fail to file a return by the original or extended due date, or fail to pay taxes when due, a penalty may be imposed by FTB. Please visit www.ftb.ca.gov/businesses!Penalty-lnformation.shtml for tax penalty related information. 4. Business Names and Trademarks Registration of a business with the Secretary of State does not in itself establish a trademark for the. business name. There is a separate legal process to establish a trademark or service mark. Additionally, registration of a business with the Secretary of State does not authorize the use of a business name in violation of another person's or entity's rights to the name, such as infringement of a trademarked word or phrase. The Secretary of State's office maintains registration and all updates of California state trademarks and service marks. Information is accessible via our California Trademark Search at tmbizfile.sos.ca.govlsearch, which also provides free PDF copies of imaged Trademark documents. For more information on the registration of business names and registering a trademark, visit: General provisions governing trademarks and service marks are found in the Model State Trademark Law -California Business and Professions Code sections 14200 et seq Federal Trademark Act -United States Code, Title 15, Chapter 22. section 1051 et seq. California Fictitious Business Name Law -Business and Professions Code section 17900 et seq. Common law rights, including rights to a trade name. If you have any questions regarding such rights, please consult a private attorney. 5. Nonprofit Corporations Nonprofit corporations in California are not automatically exempt from paying California franchise taxes or income taxes each year. For information about tax requirements and/or applying for tax exempt status, please contact the appropriate taxing agency listed below. If you are a domestic nonprofit public benefit corporation, you likely have filing requirements with the California Office of the Attorney General. https://oag. ca. govlsites!all/files/agweblpdf slcharities/publicationslguide _for_ charities. pdf~ Other Business Information and Resources All business entities are subject to state and federal tax laws. You may wish to contact the following agencies to assist you with tax or other business-related issues: Internal Revenue Service -www.irs.gov or call (800) 829-4933 for forms and issues concerning Federal tax, employer identification numbers, subchapter S elections. California Department of Tax and Fee Administration -www.cdtfa.ca.gov or call (800) 400-7115 for forms and issues concerning sales taxes, use taxes or other special taxes and fees administered by the California Department of Tax and Fee Administration. Employment Development Department -www.edd.ca.gov or call (888) 745-3886 for forms and issues concerning employment and payroll taxes. California State Board of Equalization -www.boe.ca.gov or call (916) 274-3350 for forms and issues

Page 3 of 3 concerning property taxes, alcoholic beverage taxes, and taxes on insurers. State Compensation Insurance Fund -www.statefundca.com or call (888) 782-8333 for information or to get a quote for workers' compensation insurance. Department of Industrial Relations, Division of Occupational Safety and Health (DOSH), better known as Cal/OSHA -www.dir.ca.qov or call (800) 963-9424 for guidance on workplace safety and health regulations in California. Cal Gold -www.calgold.ca.gov for appropriate permit, licensing, and contact information for the various agencies that administer and issue these permits. CA Governor's Office of Business and Economic Development (Go-Biz) -www.business.ca.gov for a range of business services including, site selection and permit assistance. The California Business Incentives Gateway (CBIG) -cbiq.ca.qov is a web portal that connects business owners and entrepreneurs with financial incentives.